REGISTRATION RIGHTS AGREEMENT


Agreement dated as of March 6, 1996, between certain stockholders of OWL'S CREEK GOLF CENTER, INC. listed on Schedule I hereto (the "Holders") and FAMILY GOLF CENTERS, INC., with an address at 225 Broadhollow Road, Melville, New York 11747 (the "Company").

WHEREAS, the Holders are the holders of an aggregate of 50,000 shares (the "Shares") of the common stock, par value $.01 per share, of the Company ("Common Stock");

WHEREAS, the Holders desire to have certain registration rights under the securities laws, and the Company desires that the Holders have such registration rights;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereby agree as follows:

        1. If, at any time during the period commencing six months from the date hereof and terminating on the date on which the Shares become saleable under Rule 144 promulgated under the Act (as defined below), the Company shall determine to file any registration statement, or any post-effective amendment to a registration statement, under the Securities Act of 1933 (the Act"), covering equity securities of the Company (other than registration statements on Form S-8 or S-4 or any other form not generally available for the registration of securities for sale to the public) for its own account or for the account of others, the Company shall advise Thomas C. Broyles, as representative of the Holders (the "Representative"), by written notice at least 10 business days prior to any filing, and shall, upon the request of the Holders, and at the expense of the Company, include in any such registration statement, or any such post-effective amendment to a registration statement, all of the Registrable Securities (as hereinafter defined) that the Representative has requested in writing to be registered, provided that such written request is delivered by the Representative to the Company within ten business days of the Representative's receipt of notice from the Company. As used in this Agreement, Registrable Securities shall mean (i) the Shares, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any convertible security, option, warrant right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares. All costs and expenses of such registration statement shall be borne by the Company, except underwriting discounts or commissions applicable to any of the Registrable Securities sold by the Holders and any counsel to the Holders. The Company shall not be required to register securities of the Holders on more than one occasion; provided that if the Holders have been prevented from selling all of the Shares Holders wished to sell because of limitations imposed under paragraph (c) of this Section 1, then the Holders shall be entitled to include the Shares in one or more additional registration statements under the terms of this Section 1 until the Holders have been able to sell all of the Shares of Common Stock Holders wishes to sell.

                        (a) The Company shall supply prospectuses and such other documents as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its reasonable best efforts to register and qualify any of the Registrable

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Securities for sale in a reasonable number of states and do any and all other acts and things which may be necessary or desirable to enable the Holders to consummate the public sale or other disposition of the Registrable Securities subject to the rights of others with similar rights.

                        (b) The Company shall also furnish indemnification in the manner provided in Section 2 hereof, except that the maximum amount of such indemnification shall be limited to the amount of proceeds received by each of the Holders from the sale of the Registrable Securities. The Holders shall furnish information and indemnification as set forth in Section 2 hereof, except that the maximum amount which may be recovered from the Holders shall be limited to the amount of proceeds received by each of the Holders from the sale of the Registrable Securities.

                        (c) In connection with any offering involving an underwriting of shares of the Company's Common Stock, the Company shall not be required under Section 1 hereof to include any of the Holders' securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize or limit the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities,

                                 - 3 -






which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata, subject to prior existing rights, among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

                        (d) Notwithstanding anything contained herein to the contrary, the Registrable Securities shall not include the shares held in escrow pursuant to the Escrow Agreement, dated as of even date herewith, among the Company, Owl's Creek Golf Center, Inc. and the Escrow Agent (as therein defined) (the "Escrow Agreement") until such time, if any, and only to the extent that, such shares are released from escrow and delivered to the Representative in accordance with the terms of such Escrow Agreement.

        2.              (a)     Whenever pursuant to Section 1, a registration
statement relating to any of the Registrable Securities is filed under the Act, amended or supplemented, the Company shall, to the extent permitted by law, indemnify and hold harmless Holders, and each person, if any, who controls (within the meaning of the Act) Holders, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against such losses, claims, damages, liabilities or actions, joint or several, to which Holders, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or

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any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Holders and each such controlling person and underwriter for any legal or other expenses reasonably incurred by Holders or such controlling person or underwriter in connection with investigating or defending any such losses, claims, damages, liabilities or actions; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by Holders or any other underwriter, for use in the preparation thereof.

                        (b) Each of the Holders shall indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages, liabilities or actions, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue or alleged untrue statement of any preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in each case to the extent, but only to the

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extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder for use in the preparation thereof; and shall reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions.

                        (c) Promptly after receipt by an indemnified party under this Section 2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 2.

                        (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable to such indemnified party under this Section 2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

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                        (e)     To the extent any indemnification by an
indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 2 to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under the fault standards set forth in this Section 2, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by each Holder shall be limited in amount to the net amount of proceeds received by him from the sale of the Registrable Securities pursuant to such Registration Statement or prospectus.

        3. The provisions of Sections 13 and 14 of the Purchase Agreement, by and between Virginia Beach Family Golf Centers, Inc. and Owl's Creek Golf Center, Inc., dated the date hereof, shall be applicable to this agreement as if fully set forth herein.


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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


FAMILY GOLF CENTERS, INC.


By: /s/ Krishnan P. Thampi
----------------------------
Title:




/s/ Thomas C. Broyles                            /s/ W. Mackenzie Jenkins
----------------------                          -------------------------
Thomas C. Broyles                               W. Mackenzie Jenkins


/s/ Frank N. Bilisoly                           /s/ Catherine H. Doser
----------------------                          -----------------------------
Frank N. Bilisoly                               Catherine H. Doser
                                                Residuary Trust Under
                                                Declaration of Trust


/s/ Alfred E. Abiouness                         /s/ Clarence John Doser
----------------------                          -----------------------------
Alfred E. Abiouness                             Clarence John Doser
                                                Declaration of Trust,
                                                FBO Clarence John Doser


/s/ Marion R. Adams
--------------------------
Marion R. Adams

/s/ Craig L. Slingluff
-------------------------
Craig L. Slingluff


/s/ Grover Brook Parker
---------------------------
Grover Brook Parker


/s/ Richard A. Mladick
----------------------------
Richard A. Mladick


/s/ C. Randolph Hudgins, Jr.
-------------------------------
C. Randolph Hudgins, Jr.


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                                 SCHEDULE I

Name & Address              Total Shares
--------------              ------------
Thomas C. Broyles              20,681
704 Crystal Lane
Virginia Beach, Va 23451
###-##-####

Frank N. Bilisoly               5,171
327 Freemason Street
Norfolk, VA 23510
###-##-####

Alfred E. Abiouness             5,171
7309 Colony Point Road
Norfolk, VA 23505
###-##-####

Marion R. Adams                 1,358
2139 Wentworth Avenue
Myrtle Beach, SC 29575
###-##-####

Craig L. Slingluff              2,585
1217 North Bay Shore Drive
Virginia Beach, VA 23451
###-##-####

Grover Brook Parker               815
2336 Windy Pines Road
Virginia Beach, VA 23458
###-##-####

Richard A. Mladick              2,519
Elly D. Mladick, JTWRS
1224 East Bay Shore Drive
Virginia Beach, VA 23451
###-##-####

C. Randolph Hudgins, Jr.        5,171
7634 North Shore Drive
Norfolk, VA 23505
###-##-####

W. Mackenzie Jenkins            5,171
7300 Ocean Front
Virginia Beach, BA 23451
###-##-####

Catherine H. Doser                679
Residuary Trust Under
Declaration of Trust
728 Kitty Hawk Way
N. Palm Beach, FL 33408
###-##-####

Clarence John Doser               679
Declaration of Trust, FBO
Clarence John Doser
728 Kitty Hawk Way
N. Palm Beach, FL 33408
###-##-####

Total Shares                   50,000
------------                   ------

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